[GRAPHIC OMITTED]                                                  Bel Fuse Inc.
                                                            206 Van Vorst Street
                           FOR IMMEDIATE RELEASE          Jersey City,  NJ 07302
                                                                 www.belfuse.com
                                                                tel 201.432.0463
                                                                fax 201.432.9542


Investor Contact:                                               Company Contact:
Neil Berkman Associates                                         Daniel Bernstein
(310) 826-5051                                                         President
info@berkmanassociates.com                                        (201) 432-0463


                     Bel Agrees to Acquire Cinch Connectors
                        From Safran S.A. For $39 Million


     JERSEY CITY, New Jersey, December 28, 2010 -- Bel Fuse Inc. (NASDAQ:BELFA and NASDAQ:BELFB) announced today that it has agreed to acquire Cinch Connectors from Safran S.A. (ENXTPA:SAF), a leading French industrial group, for $37.5 million in cash plus approximately $1.5 million for the assumption of certain expenses. The transaction will be funded with cash on hand.
     Headquartered in Lombard, Illinois and with manufacturing facilities in Vinita, Oklahoma, Reynosa, Mexico and Worksop, England, Cinch had revenue for 2009 of approximately $60 million. Cinch manufactures a broad range of interconnect products for customers in the military and aerospace, high-performance computing, telecom/datacom, and transportation markets. Cinch's products include CIN::APSE & iQ, Omega, Dura-Con, Cables, Header & Harness Connectors, ModICE & ICE, and AMC Connectors, as well as miniature ribbons, D-subminiature connectors, Filtered D-subminiatures, barrier blocks and jones plugs & sockets.
     "Cinch stands out in the highly fragmented connector market because of its innovative technologies, breadth of product offerings, outstanding customer service, and exceptional product performance," said Daniel Bernstein, President of Bel. "Cinch's products and manufacturing assets are a natural addition to Bel's, and we see attractive growth opportunities in the combination of our extensive customer bases. We expect this acquisition to close in early 2010, and to be accretive to Bel's earnings in 2010."

About Bel
     Bel (www.belfuse.com) and its subsidiaries are primarily engaged in the design, manufacture and sale of products used in networking, telecommunications, high speed data transmission, and consumer electronics. Products include magnetics (discrete components, power transformers and MagJack(R)s), modules (DC-DC converters, integrated analog front end modules and custom designs), circuit protection (miniature, micro and surface mount fuses) and interconnect devices (passive jacks, plugs and cable assemblies). Bel operates facilities around the world.

Forward-Looking Statements
     Except for historical information contained in this news release, the matters discussed in this press release (including statements regarding growth opportunities and the accretive nature of the transaction) are forward looking statements that involve risks and uncertainties. Among the factors that could cause actual results to differ materially from such statements are: the satisfaction of closing conditions in the purchase agreement, the risks associated with integrating two businesses, the market concerns facing the combined company's customers, the continuing viability of sectors that rely on the combined company's products, the effect of business and economic conditions; capacity and supply constraints or difficulties; product development, commercializing or technological difficulties; the regulatory and trade environment; risks associated with foreign currencies; uncertainties associated with legal proceedings; the market's acceptance of the combined company's new products and competitive responses to those new products and the risk factors detailed from time to time in the Company's SEC reports. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.


                                    * * * * *
                                                                           #4701